UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 7, 2009
Date of Report (Date of earliest event reported)
MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2009, the Board of Directors (the “Board”) of Molex Incorporated (“Molex”), upon the recommendation of the Corporate Governance & Nominating Committee, increased the size of the Board to 13 members and elected Dr. Anirudh Dhebar, a professor of marketing at Babson College since 1997, as a Class II member of the Board. Dr. Dhebar, as a member of Class II, will stand for election at the 2010 Annual Meeting of Shareholders. Dr. Dhebar has not yet been assigned to any Board committees.
There is no arrangement or understanding with any person pursuant to which Dr. Dhebar was selected as a director, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Dr. Dhebar’s compensation for his service as a non-employee director will be consistent with that of Molex’s other non-employee directors as described in Exhibit 99.1 hereto. The nonemployee director compensation program is described in further detail in the Company’s proxy statement for its 2008 Annual Meeting filed with the Securities and Exchange Commission on September 12, 2008.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
     Exhibit 99.1 Summary of Non-Employee Director Compensation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
Date: August 13, 2009	By:	/s/ MARK R. PACIONI
Mark R. Pacioni
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Summary of Non-Employee Director Compensation